UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)		February 20, 2007

SELECTIVE INSURANCE GROUP, INC.
(Exact name of registrant as specified in its charter)

New Jersey	0-8641	22-2168890
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 Wantage Avenue, Branchville, New Jersey		07890
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		(973) 948-3000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendments to Articles of Incorporation

Effective February 20, 2007, Selective Insurance Group, Inc. (“Selective”) filed a Certificate of Amendment to its Restated Certificate of Incorporation (the “Certificate of Amendment”) with the New Jersey Department of the Treasury in connection with the previously announced 2-for-1 share division (the “Share Division”) of its common stock, par value $2.00 (“Common Stock”). As a result of the Share Division, the Certificate of Amendment provides for an increase in the authorized shares of Common Stock from 180,000,000 to 360,000,000.

A copy of the Certificate of Amendment is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

3.1	Certificate of Amendment to the Restated Certificate of Incorporation, as amended, of Selective Insurance Group, Inc., effective February 20, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECTIVE INSURANCE GROUP, INC.
	By:	/s/ Michael H. Lanza
Date: February 26, 2007		Michael H. Lanza Senior Vice President, General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
3.1	Certificate of Amendment to the Restated Certificate of Incorporation, as amended, of Selective Insurance Group, Inc., effective February 20, 2007.